Exhibit 99.1

Contact:

MicroStrategy Incorporated

Investor Relations

ir@microstrategy.com

(703) 848-8600

MicroStrategy Announces

First Quarter 2006 Financial Results

First Quarter Revenue Up 16% Year-Over-Year

MCLEAN, Va., April 27, 2006 - MicroStrategy® Incorporated (NASDAQ: MSTR), a leading worldwide provider of business intelligence software, today announced financial results for the three-month period ended March 31, 2006 (the first quarter of its 2006 fiscal year).

First quarter 2006 revenue was $69.5 million versus $60.0 million for the first quarter of 2005, a 16% increase. This marked the thirteenth consecutive quarter of year-over-year revenue growth. Product licenses revenue for the first quarter of 2006 was $23.1 million versus $21.8 million for the first quarter of 2005, a 6% increase. Product support and other services revenue for the first quarter of 2006 was $46.4 million versus $38.2 million for the first quarter of 2005, a 21% increase. Operating expenses for the first quarter of 2006 were $39.0 million versus $32.8 million for the first quarter of 2005, a 19% increase which resulted primarily from an increase in worldwide employee headcount as well as the inclusion of approximately $404,000 in stock option compensation expense in connection with the implementation of the Financial Accounting Standards Board’s Statement of Financial Accounting Standards Number 123(r). First quarter 2006 income from operations increased by 14% to $21.0 million, or 30% of revenue, compared to $18.5 million, or 31% of revenue, for the first quarter of 2005. Net income for the first quarter of 2006 was $15.0 million, or $1.05 per share on a diluted basis.

MicroStrategy’s effective tax rate was 30.8% for the first quarter of 2006 compared to 23.2% for the first quarter of 2005. MicroStrategy intends to indefinitely reinvest undistributed 2006 foreign earnings. Accordingly, the annualized effective tax rate applied to our pre-tax income for the first quarter of 2006 did not include the effect of any provision for United States federal and state taxes on MicroStrategy’s projected undistributed 2006 foreign earnings.

“We are pleased with our financial and business progress in the first quarter. Our technical support renewal rates remained strong as we continued to expand our installed base of customers,” said Arthur S. Locke, III, MicroStrategy’s Vice President, Finance & Chief Financial Officer. “This is a tribute to the strength of our technology and the loyalty of our customers. Our results demonstrate solid fundamentals, with operating margins of 30% and operating cash flow of $29.8 million during the first quarter.”

New Customers and New Deals with Existing Customers in Q1 2006 included:

21st Century Insurance, Aperity, Applebee’s International Inc., Cancer Care Ontario, Cardinal Glass Industries, Carl Warren & Co., Children International, Cingular Wireless, The Container Store, Inc., Cryptologic, Inc., CSK Auto Corporation, Danier Leather Inc., Dick’s Sporting Goods Inc., The Donnelley Group, DoubleClick, eMedco, Grange Insurance, Ingenix, Katz Group Canada Ltd., The Marcus Corporation, N.E.W. Corp., Oakwood Homes, Playboy Enterprises, Priceline, Rheem Manufacturing, Shoppers Drug Mart, TRX Data Services Inc., Upsher-Smith Laboratories, Inc., Vcommerce, Inc., XM Satellite Radio Inc., and ZipRealty.

Examples of Customer Deals from Q1 2006:

Children International

Established in 1936, Children International is a nonprofit humanitarian organization dedicated to bettering the lives of impoverished children, their families, and communities. Children International selected MicroStrategy to analyze, report, and deliver vital transaction information across its organization. Executives and administrative personnel use MicroStrategy to analyze active sponsorships, track advertising buys, and measure advertising response rates to enhance customer acquisition initiatives and strengthen customer loyalty. MicroStrategy was selected for its ease-of-use and outstanding performance. Children International is currently expanding its deployment of MicroStrategy enterprise-wide and doubling the number of business intelligence users as it transitions to a new enterprise resource planning (ERP) system.

Oakwood Homes

Oakwood Homes is Colorado’s largest privately held hometown builder, with a 96 percent customer satisfaction rating and more than 8,000 satisfied households. MicroStrategy is the enterprise-wide reporting and analysis standard for Oakwood Homes, providing daily operational reports to employees across finance, HR, sales, and building operations. A MicroStrategy-powered extranet also helps trade partners, lenders, and realtors better serve the home buyers. Oakwood Homes is pleased with MicroStrategy’s user friendly reporting environment and professional-looking report presentation. Recently, Oakwood Homes expanded its use of MicroStrategy with the deployment of reporting capabilities to business users across the company, giving them the flexibility to create their own reports to suit their specific requirements.

ZipRealty

ZipRealty, a national full-service residential real estate brokerage firm, selected MicroStrategy to provide enhanced analysis of sales and marketing data. With MicroStrategy, ZipRealty corporate personnel can gain deeper insights into sales productivity, customer buying patterns, and housing market trends. ZipRealty plans to use MicroStrategy to analyze the effectiveness of its marketing programs and to make data-driven decisions on future marketing campaigns. ZipRealty selected MicroStrategy for its user friendly reporting features and its dynamic metadata architecture that automatically updates reports across the company.

MicroStrategy 8 Enhancements:

MicroStrategy announced the latest release of MicroStrategy 8™ during the first quarter of 2006, featuring numerous enhancements that make it easier for customers to standardize on MicroStrategy for enterprise-wide reporting and analysis. MicroStrategy 8 now offers access to multi-dimensional data sources, including Microsoft Analysis Services and Hyperion Essbase, as well as access to the most popular open source databases, MySQL and PostgreSQL. The company continued to strengthen its position in 64-bit business intelligence with certification of MicroStrategy 8 on HP Integrity servers running HP-UX 11i, providing customers with a highly scalable and efficient architecture for large scale business intelligence deployments. MicroStrategy also extended its reporting capabilities with the addition of a graphical Query Builder interface for ad-hoc queries, offering new functionality for power users.

New, Attractively-priced Business Reporting Packages:

MicroStrategy recently announced the availability of new low-cost reporting software packages, with prices starting as low as $150 per named user. These reporting packages are bundles of existing MicroStrategy products, designed to deliver Pixel Perfect™ reporting to business users. Priced 30-70% lower than MicroStrategy’s full-featured a la carte products, these packages give report consumers the reporting features they require while taking advantage of MicroStrategy’s outstanding scalability and reliability. Customers can economically deploy reporting applications to thousands of users against terabytes of data. Since the metadata is 100% compatible with MicroStrategy’s full-featured product line, companies can leverage all of their reporting project investments including report definitions, security definitions, user roles, and user privileges, if and when they migrate to MicroStrategy’s full-featured products.

New OEM Partners:

Since January 2005, MicroStrategy has signed agreements with more than 15 new Original Equipment Manufacturer (OEM) partners. OEMs embed MicroStrategy’s reporting and analysis engine into new product offerings or as an enhancement to existing solutions. They select MicroStrategy as their partner of choice due to the extensibility of the MicroStrategy Software Development Kit for embedding and integration, as well as MicroStrategy’s state-of-the-art BI platform that provides a single technology foundation spanning the continuum of reporting and analytics. The new OEM partners include companies such as Amadeus International, Data 911 Systems, EmpowerMx, Razor Knowledge Systems, and Rivermine Software.

MicroStrategy 2006 Symposia Series:

MicroStrategy launched its 2006 Symposia series with the Winter Symposium in Barcelona, Spain, February 6 – 8. These events offer an interactive venue for participants to share ideas with peers and industry experts, learn practical BI strategies from leading companies, and gain new insights from MicroStrategy’s top technology leaders.

The Spring Symposia were held in Los Angeles, April 19 – 21, and Paris, April 24 – 26. At each event, MicroStrategy customers presented case studies demonstrating how they successfully deployed enterprise BI applications to improve business performance. The Los Angeles Spring Symposium included speakers from Victoria’s Secret Direct, Cancer Care Ontario, BearingPoint, Oakwood Homes, and InQuira. At the Paris Spring Symposium, customer speakers included representatives from Boucheron, Lancel, Blédina, Materis Peintures, and MRM Worldwide. The upcoming Summer Symposia will be held in London, July 10–12, and New York City, July 17-19.

About MicroStrategy Incorporated

Founded in 1989, MicroStrategy is a global leader in business intelligence (BI) technology. MicroStrategy provides integrated reporting, analysis, and monitoring software that helps leading organizations worldwide make better business decisions every day. Companies choose MicroStrategy for its advanced technical capabilities, sophisticated analytics, and superior data and user scalability. More information about MicroStrategy (NASDAQ: MSTR) is available at www.microstrategy.com.

MicroStrategy, MicroStrategy Report Services, MicroStrategy 8, Pixel Perfect, and MicroStrategy Business Intelligence Platform are either trademarks or registered trademarks of MicroStrategy Incorporated in the United States and certain other countries. Other product and company names mentioned herein may be the trademarks of their respective owners.

This press release may include statements that may constitute “forward-looking statements,” including estimates of future business prospects or financial results and statements containing the words “believe,” “estimate,” “project,” “expect” or similar expressions. Forward-looking statements inherently involve risks and uncertainties that could cause actual results of MicroStrategy Incorporated and its subsidiaries (collectively, the “Company”) to differ materially from the forward-looking statements. Factors that could contribute to such differences include: the ability of the Company to implement and achieve widespread customer acceptance of its MicroStrategy 8 software on a timely basis; the Company’s ability to recognize deferred revenue through delivery of products or satisfactory performance of services; continued acceptance of the Company’s products in the marketplace; the timing of significant orders; delays in the Company’s ability to develop or ship new products; market acceptance of new products; competitive factors; general economic conditions; currency fluctuations; and other risks detailed in the Company’s registration statements and periodic reports filed with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release.

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share data)

	Three Months Ended March 31,
	2006	2005
	(unaudited)	(unaudited)
Revenues
Product licenses	$23,133	$21,811
Product support and other services	46,365	38,175

Total revenues	69,498	59,986

Cost of Revenues
Product licenses	704	1,277
Product support and other services	8,830	7,416

Total cost of revenues	9,534	8,693

Gross profit	59,964	51,293

Operating Expenses
Sales and marketing	19,969	17,234
Research and development	8,250	7,218
General and administrative	10,749	8,352
Amortization of intangible assets	18	18

Total operating expenses	38,986	32,822

Income from operations	20,978	18,471
Financing and Other Income
Interest income	862	872
Interest expense	(32)	(15)
Gain on investments	—	18
Other income (expense), net	(151)	258

Total financing and other income	679	1,133

Income before income taxes	21,657	19,604
Provision for income taxes	6,664	4,551

Net income	$14,993	$15,053

Basic earnings per share	$1.11	$0.93

Diluted earnings per share	$1.05	$0.89

Basic weighted average shares outstanding	13,568	16,224

Diluted weighted average shares outstanding	14,304	16,965

MICROSTRATEGY INCORPORATED

CONSOLIDATED BALANCE SHEETS

(in thousands, except per share data)

	March 31, 2006	December 31, 2005
	(unaudited)	(audited)
Assets
Current assets
Cash and cash equivalents	$42,744	$42,318
Restricted cash and investments	5,140	5,076
Short-term investments	28,037	53,761
Accounts receivable, net	37,699	43,052
Prepaid expenses and other current assets	6,854	6,209
Deferred tax assets, net	26,742	22,971

Total current assets	147,216	173,387
Property and equipment, net	11,305	12,031
Capitalized software development costs, net	3,139	3,669
Deposits and other assets	1,958	2,293
Deferred tax assets, net	78,480	86,393

Total assets	$242,098	$277,773

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable and accrued expenses	$18,077	$19,550
Accrued compensation and employee benefits	18,103	27,258
Deferred revenue and advance payments	59,550	45,874

Total current liabilities	95,730	92,682
Deferred revenue and advance payments	1,757	1,554
Other long-term liabilities	2,554	2,815

Total liabilities	100,041	97,051

Stockholders’ Equity:
Preferred stock undesignated; $0.001 par value; 5,000 shares authorized; no shares issued or outstanding	—	—
Class A common stock; $0.001 par value; 330,000 shares authorized; 13,390 shares issued and 10,080 shares outstanding, and 13,270 shares issued and 10,595 shares outstanding, respectively	13	13
Class B common stock; $0.001 par value; 165,000 shares authorized; 3,240 and 3,258 shares issued and outstanding, respectively	3	3
Additional paid-in capital	433,085	428,062
Treasury stock, at cost; 3,310 and 2,675 shares, respectively	(195,613)	(136,817)
Accumulated other comprehensive income	2,433	2,318
Accumulated deficit	(97,864)	(112,857)

Total stockholders’ equity	142,057	180,722

Total liabilities and stockholders’ equity	$242,098	$277,773

MICROSTRATEGY INCORPORATED

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in thousands)

	Three Months Ended March 31,
	2006	2005
	(unaudited)	(unaudited)
Operating activities:
Net income	$14,993	$15,053
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,070	2,373
Bad debt (recovery) provision	(617)	(134)
Deferred taxes	6,317	3,836
Stock-based compensation	404	—
Excess tax benefits from stock-based payment arrangements	(1,882)	—
Other, net	1	(298)
Changes in operating assets and liabilities:
Accounts receivable	6,379	12,037
Prepaid expenses and other current assets	(556)	214
Deposits and other assets	339	144
Accounts payable and accrued expenses, compensation and employee benefits	(11,133)	(11,389)
Deferred revenue and advance payments	13,663	8,611
Other long-term liabilities	(152)	50

Net cash provided by operating activities	29,826	30,497

Investing activities:
Proceeds from maturities of short-term investments	65,650	19,000
Purchases of short-term investments	(39,924)	(49,293)
Purchases of property and equipment, net	(766)	(537)
Capitalized software development costs	—	(926)
Increase in restricted cash and investments	(45)	(5,061)

Net cash provided by (used in) investing activities	24,915	(36,817)

Financing activities:
Proceeds from sale of class A common stock under employee stock purchase plan and exercise of employee stock options	2,384	2,407
Excess tax benefits from stock-based payment arrangements	1,882	—
Purchases of treasury stock	(58,796)	—

Net cash provided by (used in) financing activities	(54,530)	2,407
Effect of foreign exchange rate changes on cash and cash equivalents	215	(1,162)

Net (decrease) increase in cash and cash equivalents from continuing operations	426	(5,075)
Net cash received from discontinued operations	—	—

Net (decrease) increase in cash and cash equivalents	426	(5,075)
Cash and cash equivalents, beginning of period	42,318	68,314

Cash and cash equivalents, end of period	$42,744	$63,239